Exhibit 99.2

WeightWatchers Takes Strategic Action to Eliminate $1.15 Billion of Debt, Strengthening Financial

Position for Long-Term Growth and Profitability

Operations continue with no impact to its more than three million members worldwide

Positions the Company to execute its transformation strategy, focused on enhancing its digital and member experience and expanding its telehealth business which achieved 57% year-over-year revenue growth in Q1 2025

Enters comprehensive agreement with lenders and noteholders to significantly reduce its debt obligations and bolster financial flexibility

Expects reorganization plan to be confirmed in approximately 40 days and to emerge as a publicly traded company

NEW YORK, May 06, 2025 (GLOBE NEWSWIRE) – WW International, Inc., the global leader in science-backed weight management, and certain of its affiliates (NASDAQ: WW) (collectively, “WeightWatchers” or the “Company”), announced today that it will implement a financial reorganization transaction (the “Transaction”) that will bolster its financial position, increase investment flexibility in its strategic growth initiatives, and better serve its millions of members around the world. The Transaction will eliminate $1.15 billion in debt from the Company’s balance sheet, and position WeightWatchers for long-term growth and success. With this improved financial foundation, the Company is well equipped to execute its transformation plan, which includes innovating its digital and member experience and accelerating the expansion of its telehealth business which delivered 57% year-over-year revenue growth in Q1 2025.

WeightWatchers remains fully operational during the reorganization process and there will be no impact to members or the plans they rely on to support their weight management goals. WeightWatchers’ holistic model of care—including its no. 1 doctor-recommended weight loss program, telehealth offering with access to obesity-trained clinicians and prescription weight-loss medications, and virtual and in-person workshops—remain fully operational during the reorganization process. All trade creditors and other general unsecured creditors will be paid in full. Additionally, the Company intends to remain a publicly traded company upon emergence from the process.

The agreement entered into is between WeightWatchers and holders of approximately 72% of the outstanding principal amount of the Company’s term loan facility, revolving credit facility, and 4.5% senior secured notes, who have committed their support for the Transaction. To effectuate the Transaction, WeightWatchers has voluntarily initiated “pre-packaged” chapter 11 cases in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company expects to move through this process swiftly, with the goal of emerging from the court-supervised reorganization process in approximately 45 days, if not sooner.

“For more than 62 years, WeightWatchers has empowered millions of members to make informed, healthy choices, staying resilient as trends have come and gone,” said Tara Comonte, Chief Executive Officer of WeightWatchers. “The decisive actions we’re taking today, with the overwhelming support of our lenders and noteholders, will give us the flexibility to accelerate innovation, reinvest in our members, and lead with authority in a rapidly evolving weight management landscape. As the conversation around weight shifts toward long-term health, our commitment to delivering the most trusted, science-backed, and holistic solutions—grounded in community support and lasting results—has never been stronger, or more important.”

WeightWatchers has launched a dedicated web page for members to get more information about the court-supervised restructuring process at www.weightwatchers.com/here-to-stay. A summary of the Transaction can be found on the Company’s corporate website, https://corporate.ww.com, under Events and Presentations.

Additional Information about the Court-Supervised Process

The Company has filed a series of customary motions with the Court that will allow it to maintain its business as usual and operate in the ordinary course, including to meet its commitments to employees and make timely payments to vendors, and other creditors in full for amounts owed before, during, and after the court-supervised process, and expects to have the financial liquidity to execute these proceedings and continue business in the ordinary course. The Company will continue to provide the leading and trusted, proven weight management solutions that members depend on, and will honor all existing commitments to vendors, partners, and franchisees.

The Transaction provides for the retention of $175 million previously drawn by the Company from its revolving credit facility, a reduction of annual interest expense by approximately $50 million, and the extension of its debt maturity runway. Upon Court approval of the Transaction, the Company’s revolving credit facility lenders, the Company’s term loan facility lenders, and holders of the Company’s 4.5% senior secured notes will receive a pro rata share of (i) $465 million in new senior secured debt due 2030 (which may be in the form of term loans or senior secured notes), and (ii) 91% of new common equity of the reorganized Company (subject to dilution from an equity incentive plan). Additionally, subject to meeting time-based milestones, all common equity holders will receive a pro rata share of 9% of new common equity of the reorganized Company (subject to dilution from an equity incentive plan).

Additional information regarding the process is available here. Stakeholders with questions can contact the Company’s claims agent, Kroll, by calling (888) 643-6250 (U.S. / Canada) or +1 (646) 930-6250 (International) or emailing WeightWatchersInfo@ra.kroll.com.

Advisors

Simpson Thacher & Bartlett LLP is serving as lead counsel, Young Conaway Stargatt & Taylor, LLP is serving as Delaware co-counsel, PJT Partners and Matthews South, LLC are serving as investment bankers, Alvarez & Marsal is serving as restructuring advisor, C Street Advisory Group is serving as strategic communications advisor, and ICR is serving as investor relations advisor to the Company. Gibson, Dunn & Crutcher LLP is serving as legal advisor and Houlihan Lokey is serving as investment banker to an ad hoc group of lenders and noteholders that entered into the agreement.

Forward Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this press release to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the Transaction described above, including the Company’s ability to complete the Transaction on the terms contemplated by the Restructuring Support Agreement, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the Restructuring. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include: risks and uncertainties relating to the chapter 11 cases, including but not limited to: the Company’s ability to obtain Court approval with respect to motions in the chapter 11 cases and approval of requisite stakeholders and confirmation by the Court of the chapter 11 plan, the effects of the chapter 11 cases on the Company and its various constituents, the impact of Court rulings in the chapter 11 cases, the ultimate outcome of the chapter 11 cases in general, the length of time the Company will operate under the chapter 11 cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the chapter 11 cases are pending, risks associated with third-party motions in the chapter 11 cases, the potential adverse effects of the chapter 11 cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the chapter 11 cases, uncertainty regarding the Company’s ability to retain key personnel and management, whether the Company’s members might lose confidence in the Company’s ability to reorganize its capital structure successfully and may seek to establish alternative commercial relationships, whether, as a result of the chapter 11 cases, and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and the section entitled “Risk Factors” in Part II, Item 1.A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this press release or to reflect the occurrence of unanticipated events or otherwise.

No Solicitation or Offer

Any new securities to be issued pursuant to the transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code and/or another exemption under the Securities Act and any state securities laws. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and/or disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

About

WeightWatchers is the global leader in science-backed weight management, providing an accessible, holistic model of care through our #1 doctor-recommended Points® Program, clinical interventions including weight-loss medications, and community support. Since 1963, we have empowered our millions of members to build healthy habits to live longer lives. Our innovative, trusted spectrum of solutions provides members with the tools and resources they need to reach and sustain their goals wherever they are on their journey. To learn more visit weightwatchers.com or corporate.ww.com.

Investors

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

Media

Marielena Santana

Media@ww.com